Execution Copy

ADVANCES AGREEMENT

THIS ADVANCES AGREEMENT (this "**Agreement**") is made as of March 3, 2009 (the "**Effective Date**"), between Versadial, Inc., a Nevada corporation (the "**Company**") and FURSA Master Global Event Driven Fund, L.P. (the "**Investor**", and, together with the Company, the "**Parties**").

WITNESSETH:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of August 9, 2006, between the Company, Mellon HBV Master U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P. ("**Mellon**") (as amended, the "**SPA**"), the Company issued, among other things, 10% senior secured redeemable convertible promissory notes in the aggregate principal amount of $7,500,000 (in the form attached as Exhibit B to the SPA, and as amended or otherwise modified, including, without limitation, in connection with the transactions contemplated herein, the "**Convertible Note**") to Mellon, a predecessor-in-interest of the Investor;

WHEREAS, on the Effective Date, and simultaneously with the Parties' entrance into this Agreement, the Parties entered into that certain binding term sheet (the "**Term Sheet**"), which requires, among other things, that the Parties enter into this Agreement as a condition precedent to the effectiveness thereto;

WHEREAS, in order to provide funding for the Company's operating expenses in accordance with a budget pre-approved by the Investor, as more fully described below, the Company and the Investor desire that, in exchange for one payment (the "**Effective Date Advance**") of $500,000 (the "**Effective Date Advance Amount**") and the Investor's agreement to use its best efforts to make four separate payments (each of such five respective payments, regardless of amount, as long as such payment is actually made, an "**Advance**") of $250,000 to the Company, as more fully described below, subject to the terms and conditions of this Agreement, including, without limitation, Section 1.1 and Section 1.3, the aggregate unpaid principal amount of the Convertible Note (as amended or otherwise modified, including, without limitation, in connection with the transactions contemplated herein, the "**Principal Amount**") be increased, each time an Advance is made, by the amount of such Advance, pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Increase in Convertible Note Principal Amount Upon Each Successful Advance; Principal Amount Interest Accrual Hiatus.

1.1 *Convertible Note Principal Amount Increase in Exchange for Each Advance.* Subject to the terms and conditions of this Agreement, including, without limitation, Section 6, (i) on the Effective Date, the Investor agrees to pay to the Company the Effective Date Advance Amount, and the Company agrees to increase the Principal Amount by the Effective Date Advance Amount, and (ii) at the Advance Closing (as such term is defined below) on each

Advance Closing Date (as such term is defined below) subsequent to the Effective Date, the Investor agrees to use its best efforts pay to the Company the applicable Advance amount contemplated by Section 1.3, and, if such Advance is made on such Advance Closing Date, the Company agrees to increase the Principal Amount by the amount of the Advance paid, such that (a) assuming that all Advances contemplated by this Agreement are actually made, the Investor will have paid $1,500,000 (the "**Aggregate Advance Amount**") to the Company, and in exchange for such Advances, the Principal Amount shall have been increased by the Aggregate Advance Amount and (b) assuming that, despite the best efforts of the Investor, only the Effective Date Advance, and none of the other Advances contemplated by this Agreement, is actually made, the Investor will have paid $500,000 (the "**Minimum Aggregate Advance Amount**") to the Company, and in exchange for such Effective Date Advance, the Principal Amount shall have been increased by the Minimum Aggregate Advance Amount..

1.2 *Principal Amount Interest Accrual Hiatus.* Effective on the Effective Date, the Parties agree that the Principal Amount shall be deemed to have accrued no interest during the period of time from August 9, 2008 until July 1, 2009 (including, in each case, such date); provided, that, on July 2, 2009 and thereafter, the Principal Amount shall accrue interest as provided for in the Convertible Note.

1.3 *Closing.* (i) The closing of the payment of the Effective Date Advance and the increase of the Principal Amount in connection therewith under this Agreement, and (ii) the closing of the Investor's best efforts to make each Advance subsequent to the first Advance Closing Date, and, if any such Advance is made, the increase of the Principal Amount in connection therewith under this Agreement (each such closing under (i) and (ii) above, an "**Advance Closing**") shall be held at the offices of Beckman, Lieberman & Barandes, LLP, 116 John Street, 13th Floor, New York, New York (or remotely via the exchange of documents and signatures). The schedule of Advance Closings (each such date, an "**Advance Closing Date**") and the Advance amount to be paid on each respective Advance Closing Date is attached hereto as Schedule A, provided, that, Schedule A is subject to modification as follows: if the Investor, despite its best efforts, does not pay the Advance amount on an Advance Closing Date as specified on Schedule A (as may have been previously modified, as applicable, by this Section 1.3) (a "**Failed Advance**"), the amount of such Failed Advance shall be added to the Advance amount contemplated by Schedule A to be paid, subject to the Investor's best efforts, on the subsequent Advance Closing Date; provided, further, that, if a Failed Advance occurs on the final Advance Closing Date contemplated by Schedule A, despite the best efforts of the Investor to make such Advance, the Investor shall have no obligation to pay to the Company the amount of the Failed Advance or any other Advance amount, and this Agreement shall terminate as provided in Section 6.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor, as of the Effective Date except as set forth (i) on the Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit A (the "**Schedule of Exceptions**") and (ii) in the SEC Reports (as such term is defined below), and shall represent and warrant to the Investor, on each subsequent Advance Closing Date except as set forth (a) on a Schedule of Exceptions to Representations and Warranties delivered on such Advance Closing Date and (b) the SEC Reports, the following:

2.1 *Subsidiaries.* The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity except as disclosed in the SEC Reports (as hereinafter defined) (each, a "**Subsidiary**" and collectively, the "**Subsidiaries**"). Unless the context requires otherwise, all references herein to the "Company" shall refer to the Company and its Subsidiaries. The Company is not a party to any joint venture, partnership or similar arrangement.

2.2 *Organization, Good Standing and Qualification.* The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to carry on its business as now conducted. The Subsidiaries are duly organized in their respective jurisdictions of organization, validly existing and in good standing in such respective jurisdictions and each has the power and authority to carry on its respective business as now conducted. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect (as defined below) on the Company's business or properties.

2.3 *Capitalization and Voting Rights.* The number of authorized, issued and outstanding capital stock of the Company as of the Effective Date, and as of each Advance Note Closing Date immediately prior to each such Advance Note Closing will be, is set forth in Exhibit B-1. All of the outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. All capital stock of the Company has been issued in compliance with all applicable federal and state securities laws. Except as disclosed in Exhibit B-1, no securities of the Company or any Subsidiary are entitled to preemptive or similar rights, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of this Agreement or by any of the documentation contemplated hereby (collectively, and together with this Agreement, the "**Transaction Documents**"). Except as disclosed in Exhibit B-1, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, other than with respect to the Convertible Note, or rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock. On a pro-forma and fully-diluted basis, giving effect to the Aggregate Advance Amount increase to the Principal Amount, the number of authorized, issued and outstanding shares of capital stock of the Company will be as set forth in Exhibit B-2.

2.4 *Authorization.* All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the shares of Common Stock issuable upon conversion of the Convertible Note (the "**Securities**"), has been taken or will be taken prior to the Effective Date, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium

and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

2.5 *Valid Issuance of Common Stock.* The Common Stock issuable upon conversion of the Convertible Note has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Convertible Note and payment of the conversion price as required by the Convertible Note, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the transactions contemplated hereunder.

2.6 *Filings, Consents and Approvals.* Except as set forth on Exhibit C, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings to comply with requirements under the Securities Act of 1933, as amended (the "**Act**"), and applicable Blue Sky filings and (ii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a material adverse effect on the results of operations, business, assets, properties, prospects or financial condition of the Company and its Subsidiaries taken as a whole (a "**Material Adverse Effect**").

2.7 *Litigation.* There is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any Material Adverse Effect, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.8 *Compliance with Other Instruments.* The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, as amended, or of any instrument, judgment, order, writ, decree, mortgage, indenture, lease, license or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state, or local statute, rule, or regulation applicable to the Company, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any

such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

2.9 *Permits*. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.10 *Compliance with Laws*. The conduct of business by the Company and each Subsidiary as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or any Subsidiary conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally. Neither the Company nor any of the Subsidiaries has received any notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending" and warranties and trade practices) applicable to its business or to the business of any Subsidiary, the violation of; or noncompliance with, which would have a Material Adverse Effect, and the Company knows of no facts or set of circumstances which would give rise to such a notice.

2.11 *Brokers*. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement.

2.12 *No Adverse Effects*. Except as disclosed on Schedule Section 2.12 hereto, since September 30, 2008, (i) the business of the Company has been conducted only in the ordinary course; (ii) there has been no change that, individually or in the aggregate, has had a Material Adverse Effect on the Company; and (iii) there has been no damage, destruction or loss or, to the knowledge of the Company, other occurrence or development, whether or not insured against, which could, either singly or in the aggregate, constitute a Material Adverse Effect, and the Company has no knowledge of any threatened occurrence or development which could constitute a Material Adverse Effect.

2.13 *Avon Agreement*. There has been no occurrence of, or, to the knowledge of the Company, there is no reasonably likely or threatened future occurrence of, any termination, amendment or other material modification of that certain Original Master Supply Agreement, dated July 10, 2007, between the Company and Avon Products, Inc. (as amended by that certain First Amendment to Supply Agreement, dated October 2, 2008, the "**Avon Agreement**"), which is or could be adverse to the Company's interests, whether such termination, amendment or other

material modification (i) is, (ii) is reasonably expected to be or (iii) is threatened to be formally memorialized, established by the conduct of the respective parties (other than conduct in compliance with the terms and conditions of the Avon Agreement) or otherwise instituted.

2.14 *No Convertible Note Event of Default.* No Event of Default (as such term is defined in the Convertible Note) has occurred under the Convertible Note; provided, that the Investor hereby acknowledges that that the Company's entrance into that certain unsecured loan agreement with Sea Change Group, LLC, dated October 20, 2008, shall not be deemed to have been, and did not constitute, an Event of Default.

2.15 *Intellectual Property.* Other than as disclosed on Schedule Section 2.15 of the Schedule of Exceptions to Representations and Warranties attached as Exhibit F to the SPA, Schedule Section 2.15 sets forth a true and complete list of all (i) trademarks, service marks and tradenames, and the federal, state and foreign registrations and applications thereof ("**Trademarks**"), (ii) patents and patent applications and extensions and renewals thereof ("**Patent Rights**"), (iii) registered copyrights and copyright applications and renewals thereof ("**Copyrights**"), and (iv) licenses held with respect to any trademark, service mark, trade name, patent or copyright (other than shrink-wrap licenses relating to generally available software) ("**License Rights**") held by the Company. All Trademarks, Patent Rights, Copyrights, License Rights and Trade Secrets ("**Intellectual Property**") of the Company that are owned by the Company are owned free and clear of any and all licenses, liens, claims, security interests, charges or other encumbrances or restrictions of any kind, except as reflected on Schedule Section 2.15 and no licenses for the use of any of such rights have been granted by the Company to any third parties. All of such rights are valid, enforceable and in good standing and are reasonably sufficient and appropriate for the conduct of the business of the Company as currently and proposed to be conducted. To the Company's knowledge, the operation of the Company does not infringe in any way on or conflict with any registered or unregistered patent, trademark, trade name, copyright, trade secret, contract, license or other right, of any person, and the Company does not license any such right from others except as set forth on Schedule Section 2.15. No claim is pending or, to the knowledge of the Company, threatened or has been made within the past five years, to the effect that any such infringement or conflict has occurred. No other Intellectual Property, other than Intellectual Property owned or licensed by the Company, is required by it for its business as conducted prior to the date hereof. The Company has no knowledge of any infringement by any third parties upon any of the Intellectual Property of the Company.

2.16 *Disclosure.* The Transaction Documents and the Convertible Note and any other statements or certificates made or delivered in connection herewith or therewith, when taken together with the Disclosure Materials (as defined below), do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

2.17 *SEC Reports: Financial Statements.* Other than as disclosed on Schedule Section 2.17, The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), including pursuant to Section 13(a) or 15(d)1 thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to

herein as the "**SEC Reports**" and, together with the Schedule of Exceptions to this Agreement, the "**Disclosure Materials**") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "**Act**") and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "**SEC**") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports to the extent required. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("**GAAP**"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Additionally, since the adoption of the Sarbanes—Oxley Act of 2002 (the "**New Act**"), the Company has complied in all material respects with the laws, rules and regulations applicable to the Company under the New Act.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

3.1 *Authorization.* The Transaction Documents constitute valid and legally binding obligations of the Investor enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 *Purchase Entirely for Own Account.* The Principal Amount increases to be purchased by the Investor, subject to the terms and conditions of this Agreement, and the Common Stock issuable upon conversion of such Principal Amount increases (and any interest accrued thereon) will be acquired for investment for the Investor's own account and not with a view to the resale or distribution of any part thereof. The Investor represents that it has full power and authority to enter into this Agreement.

3.3 *Disclosure of Information.* The Investor acknowledges that it has received all the information that it has requested relating to the transactions contemplated herein, has had an opportunity to review and question the Company in connection with all public filings of the Company under applicable state and federal rules and regulations, or as required by the SEC or state regulatory agencies and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Principal Amount increases. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or the right of the Investor to rely thereon.

3.4 *Accredited Investor*. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D of the SEC, as presently in effect.

3.5 *Restricted Securities*. The Investor understands that the Principal Amount increases, and the shares of Common Stock issuable upon conversion of the portion of the Convertible Note equaling the Principal Amount increases (and any interest accrued thereon), that are being purchased, subject to the terms and conditions of this Agreement, are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.6 *Legends*. It is understood that the Convertible Note (and the Common Stock issuable upon conversion and exercise thereof) may bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**ACT**"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

4. Conditions of the Investor's Obligations at each Advance Closing. The obligations of the Investor under Section 1.1 are subject to the fulfillment on each Advance Closing of each of the following conditions, or the waiver of one or more such conditions by the Investor:

4.1 *Representations and Warranties*. The representations and warranties of the Company contained in Section 2 shall be true on and as of such Advance Closing with the same effect as though such representations and warranties had been made on and as of the date of such Advance Closing.

4.2 *Performance*. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Advance Closing.

4.3 *Compliance Certificate; Principal Amount*. The president of the Company shall deliver to the Investor, at such Advance Closing, a certificate (i) certifying that the conditions specified in Section 4.1 and Section 4.2 have been fulfilled and (ii) acknowledging and confirming the Principal Amount, as modified by the payment of such Advance as contemplated by Section 1.3, assuming such Advance was to be made.

4.4 *Proceedings and Documents*. All corporate and other proceedings in connection with the transactions contemplated at such Advance Closing and all documents incident thereto

shall be reasonably satisfactory in form and substance to the Investor and counsel to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.5 *Agreement Upon an Advance Budget*. The Company and the Investor shall have agreed, on and as of the Effective Date, upon a budget (the "**Advance Budget**") which contemplates the use of proceeds of each Advance, the terms and conditions thereof (i) relating solely to the payment of the Company's operating expenses and (ii) as more fully described in Section 7.1.

4.6 *Current Filing Status*. The Company, as of the Closing, shall be current in its filings pursuant to the Exchange Act.

4.7 *OTC Trading*. Trading in the shares of the Company's common stock on the OTC Bulletin Board shall not have been suspended.

4.8 *Absence of Material Advance Effect*. Since September 30, 2008, there shall not have occurred an event that, individually or in the aggregate, caused or could cause a Material Adverse Effect.

5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on each Advance Closing of each of the following conditions, or the waiver of one or more such conditions by the Company:

5.1 *Representations and Warranties*. The representations and warranties of the Investor contained in Section 3 are true on and as of the date of such Advance Closing.

5.2 *Payment of Effective Date Advance Amount on Effective Date; Subsequent Best Efforts to Make Advances*.

5.2.1 With respect to the Advance Closing scheduled on the Effective Date, as contemplated by Section 1.3, the Investor shall have delivered the Effective Date Advance Amount, as provided in Section 1.1.

5.2.2 With respect to each Advance Closing scheduled on a date subsequent to the Effective Date, as contemplated by Section 1.1 and Section 1.3, the Investor shall have used its best efforts to deliver the applicable Advance amount, as provided in Section 1.1 and Section 1.3.

6. Termination.

6.1 This Agreement shall terminate upon the earliest of (i) July 2, 2009, (ii) the Senior Note Issuance Date (as such term is defined in the Term Sheet) and (iii) unless waived by the non-breaching Party, the time at which the other Party breaches any of its obligations under this Agreement (such earliest date, the "**Termination Date**").

6.2 From and after the Termination Date, except as otherwise expressly provided in this Agreement, each Party shall have no continuing obligation to the other Party or any other

Person or entity pursuant to this Agreement, including, without limitation, any obligation of the Investor to use its best efforts to make any Advance or Advances, including, without limitation, any Failed Advance or Failed Advances.

7. Post-Advance Closing Covenants.

7.1 *Use of Proceeds.* The proceeds of each Advance shall be used by the Company to fund its operating expenses as specified in the Advance Budget; provided, that, with respect to any given Advance, the Company may diverge from the Advance Budget in its usage of proceeds by diverting up to five percent (5%) of the proceeds earmarked for each Advance Budget item, from the respective Advance Budget items, as long as any such diverted funds are nevertheless utilized to fund other operating expenses of the Company. For the purposes of clarity, and without limiting the language otherwise provided herein, no more than five percent (5%) of (i) the aggregate amount of proceeds of any given Advance may be spent on operating expenses not in compliance with the Advance Budget and (ii) the proceeds of any given Advance earmarked for any given Advance Budget item may be diverted to fund other operating expenses of the Company. Notwithstanding anything herein to the contrary, no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying or extending credits for buying or carrying Margin Stock. "**Margin Stock**" means "margin stock" as used and defined in Regulation T, U or X of the Regulations of the Board of Governors of the Federal Reserve System.

7.2 *Notice of Defaults.* As long as the Convertible Note remains outstanding, the Company shall promptly give written notice to the Investor of the occurrence of any event which, alone or with notice, the passage of time or both, would constitute an Event of Default. Each notice delivered hereunder shall be accompanied by a statement of the Company setting forth in detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

8. Miscellaneous.

8.1 *Survival.* Notwithstanding the Termination Date, (i) Section 7.1 and all of the representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement for a period of thirty months following each Advance Closing and (ii) Section 6.2, this Section 8.1, Section 8.3 and Section 8.11 shall survive the execution and delivery of this Agreement indefinitely. The Investor is entitled to rely, and the Company acknowledges that the Investor has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by the Investor. The Company is entitled to rely, and the Investor hereby acknowledges that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investor contained herein, irrespective of any independent investigation made by the Company.

8.2 *Successors and Assigns.* This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Parties; provided, that (i) the Company shall not have the right to assign or otherwise transfer all or any part of its rights or obligations hereunder or any interest herein without the prior written consent of the Investor, and (ii) the

Investor may assign or otherwise transfer all or any part of its rights hereunder or under any of the other Transaction Documents or any interest herein or therein to any affiliate of the Investor.

8.3 *Governing Law*. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York without regard to choice of law provisions thereof. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

8.4 *Counterparts*. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a Party, may be delivered to the other Party by facsimile transmission of a copy of this Agreement bearing the signature of the Party so delivering this Agreement.

8.5 *Titles and Subtitles*. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 *Notices*. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited, in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as sot forth below or as subsequently modified by written notice. Either Party may change its address for such communications by giving notice thereof to the other Party in conformity with this Section 8.6.

8.7 *Agency; Other Fees*. Each Party represents that it neither is nor will be obligated for any finders' or brokers' fee or commission in connection with the transactions contemplated hereby.

8.8 *Transaction Expenses: Enforcement of Transaction Documents*. Each Party shall pay its respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the

prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9 *Amendments and Waivers*. This Agreement may be amended or terminated by a writing executed by each Party. The observance of any term of this Agreement may be waived with respect to either Party (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the other Party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.10 *Severability*. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11 *Entire Agreement*. This Agreement, the documentation entered into by the Parties on and as of the Effective Date memorializing the Parties' agreement with respect to the terms and conditions of the Advance Budget, and the documents referred to herein constitute the entire agreement among the Parties relating to the subject matter hereof and neither Party shall be liable or bound to the other Party in any manner with respect to the matters contemplated hereby by any warranties, representations or covenants except as specifically set forth herein or therein.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

VERSADIAL, INC.

By: [signature]

Name: GEOFFREY DONALDSON

Title: CEO

FURSA MASTER GLOBAL EVENT DRIVEN FUND, L.P.

By: ______________________

Name: ______________________

Title: ______________________

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

VERSADIAL, INC.

By: ______________________

Name: ______________________

Title: ______________________

FURSA MASTER GLOBAL EVENT DRIVEN FUND, L.P.

By: W. F. Harley III

Name: William F Harley III

Title: President

List of Schedules and Exhibits

Schedules

Schedule A	Schedule of Advance Closings and Advance Amounts

Exhibits

Exhibit A	Schedule of Exceptions
Exhibit B-1	Capitalization of the Company
Exhibit B-2	Fully-Diluted Capitalization of the Company
Exhibit C	Consents

SCHEDULE A

Advance Closing Date	Aggregate Amount of Advances
The Effective Date	$500,000
April 1, 2009	$250,000
May 1, 2009	$250,000
June 1, 2009	$250,000
July 1, 2009	$250,000

EXHIBIT A

SCHEDULE OF EXCEPTIONS

Section 2.8 The Company's subsidiary Innopump, Inc. has not complied with its post-closing undertaking to cause Sea Change Group, LLC to effect filings in Germany and China, respectively, on account of the security interest in license rights granted by Sea Change Group, LLC in favor of JBCP-24 LLC as security for the loan made by JBCP-24 LLC to Sea Change Group, LLC.

Section 2.15 See SEC Reports

Section 2.17 The Annual Report on Form 10-KSB for the year ended June 30, 2008, and the Report on Form 10-Q for the three months ended September 30, 2008 were each filed after expiration of the grace period afforded by SEC Rule 12b-25

EXHIBIT B-1

CAPITALIZATION OF THE COMPANY AS OF FEBRUARY 25, 2009

Outstanding shares of common stock	18,309,104
Shares reserved for issuance on conversion of 10% senior secured redeemable convertible notes	7,391,290
Shares reserved for issuance upon exercise of Warrants held by the Investor	4,053,898
Shares reserved for issuance upon exercise of Warrants held by other persons or entities	597,178
Total:	30,351,560

EXHIBIT B-2

PRO FORMA CAPITALIZATION OF THE COMPANY, PREMISED ON CONVERSION OF SENIOR SECURED NOTE INTO CONVERTIBLE PREFERRED STOCK AFTER $1,500,000 OF ADVANCES WITH ISSUANCE OF 2,000,000 COMMON SHARES TO INVESTOR

Outstanding shares of common stock	20,309,104
Shares reserved for issuance on conversion of convertible preferred shares to be issued to Investor ($5.5 million convertible at $.75 per share)	7,333,333
Shares reserved for issuance upon exercise of Warrants held by the Investor	0
Shares reserved for issuance upon exercise of Warrants held by other persons or entities	597,178
Total:	28,239,615

EXHIBIT C

SCHEDULE OF CONSENTS

None